news release

CONTACT:
Cheryl D. Hodges
(859) 392-3331

OMNICARE REPORTS THIRD QUARTER 2007 RESULTS

COVINGTON, Ky., October 31, 2007 – Omnicare, Inc. (NYSE:OCR), the nation’s leading provider of pharmaceutical care for the elderly, today reported financial results for its third quarter ended September 30, 2007.

Financial results for the quarter ended September 30, 2007, as compared with the same prior-year period, including restructuring and related charges and other special items (which are described below), were as follows:

  Earnings per diluted share were 35 cents versus 43 cents
  Net income was $42.6 million as compared with $52.2 million
  Sales were $1,537.0 million as compared with $1,593.9 million

Results for both the third quarter of 2007 and 2006 include special items (which are described below) of $17.8 million pretax and $40.0 million pretax, respectively. Adjusting for these special items, results for the quarter ended September 30, 2007 and 2006, respectively, were as follows:

  Adjusted earnings per diluted share were 44 cents versus 63 cents
  Adjusted net income was $53.4 million as compared to $76.9 million
  Adjusted sales were $1,537.0 million as compared with $1,593.9 million

Included in the results for the third quarter of 2007 (including the adjusted results) are expenses totaling approximately $0.7 million pretax, or 0.4 cents per diluted share, comprising temporary labor as well as administrative and operating costs incurred in connection with the implementation of the Medicare Part D drug benefit, as compared with approximately $6.0 million pretax, or 3 cents per diluted share, in such costs in the third quarter of 2006. The third quarters of 2007 and 2006 also include $1.5 million pretax, or approximately 1 cent per diluted share, and $1.0 million pretax, or approximately 0.5 cents per diluted share, respectively, in expense related to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R), effective January 1, 2006.

Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

Moreover, the results for the third quarter of 2007 and 2006 (including the adjusted results) are impacted by the unilateral reduction by UnitedHealth Group, Inc. and its affiliates (“United”) in the reimbursement rates paid by United to Omnicare (“the Company”) by unilaterally switching all United beneficiaries to its PacifiCare pharmacy network contract for services rendered by Omnicare under the Medicare Part D program. The differential in rates that resulted from United’s actions reduced sales and operating profit in the third quarter 2007 and 2006 by approximately $33.0 million pretax, or 17 cents per diluted share, and $24.5 million pretax, or 12 cents per diluted share, respectively. For the nine months ended September 30, 2007 and 2006, this differential in rates has impacted sales and operating profit by approximately $95.9 million pretax, or 48 cents per diluted share, and $46.5 million pretax, or 24 cents per diluted share, respectively. The cumulative impact of United’s unilateral reduction in reimbursement beginning in April of 2006 has negatively impacted sales and operating profit by approximately $164.1 million pretax, or 84 cents per diluted share. This matter is currently the subject of litigation initiated by Omnicare and is before the federal court in the Northern District of Illinois.

Commenting on the results for the quarter, Joel F. Gemunder, Omnicare’s president and chief executive officer, said, “It is clear, given our financial results for the third quarter, that we are still working through the issues that have been affecting our business over the last seven quarters. Nonetheless, we are encouraged by the progress we are making in stabilizing several core areas of the business, while improving cash flow.

“Given that the addition of new business was very heavily weighted toward the end of the quarter, sales in our institutional pharmacy business were lower than expected. Then too, dispensed prescription volumes and branded product mix unfavorably impacted margins. Additionally, while temporary costs were lower sequentially, our overall labor costs were not fully leveraged given the volume of sales.

“That said, we believe there are tangible signs of progress being made in our business as we reported sequential net bed growth for the first time in seven quarters. As our initiatives in this area gain traction, we remain focused on both near-term and long-term strategies to more fully leverage this momentum and restore earnings growth.

“Moreover, operating cash flow for the quarter set a new quarterly record as we continue to aggressively manage our working capital, and solid progress continues to be made on our Omnicare Full Potential Plan.”

Financial Position

Record cash flow from operations for the quarter ended September 30, 2007 reached $195.3 million versus $84.7 million in the comparable prior-year quarter.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the third quarter of 2007, including the special items discussed below, was $135.7 million versus $153.9 million in the third quarter of 2006. Excluding special items, adjusted EBITDA in the third quarter of 2007 was $153.5 million as compared to $193.9 million in the third quarter of 2006.

During the third quarter of 2007, the Company repaid $50 million in debt and at September 30, 2007 had $270.3 million in cash on its balance sheet. Its total debt to total capital at September 30, 2007 was 46.1%, down approximately 275 basis points from September 30, 2006.

To facilitate comparisons and to enhance understanding of core operating performance, the discussion that follows includes financial measures that are adjusted from the comparable amount under GAAP to exclude the impact of the special items described elsewhere herein. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com.

Pharmacy Services Business

Omnicare's pharmacy services business generated revenues of $1,488.5 million for the third quarter of 2007 as compared with adjusted sales of $1,553.5 million in the third quarter of 2006. Adjusted operating profit in this business was $146.9 million in the 2007 third quarter as compared with the $180.1 million earned in the same 2006 quarter. At September 30, 2007, Omnicare served long-term care facilities and other chronic care settings comprising approximately 1,396,000 beds.

The Company noted that the total number of beds served at September 30, 2007 was 7,000 beds higher than in the second quarter of 2007, citing improved customer retention levels and increased acquisition activity.

Omnicare’s pharmacy services sales for the third quarter of 2007 were lower than in the comparable 2006 quarter largely as a result of a lower number of net beds served, combined with a year-over-year shift in mix toward assisted living which typically has lower penetration rates, the increased availability and utilization of generic drugs and the aforementioned impact of the reduction in reimbursement under the United Part D contract. Partially offsetting these factors were drug price inflation and year-over-year growth in hospice pharmacy and specialty pharmacy services.

Operating profit was lower than the prior-year quarter owing largely to the lower number of net beds served, higher bad debt expense and the impact of the United Part D contract, offset in part by the increased availability and utilization of generic drugs. On a sequential basis, operating margins in the third quarter 2007 were impacted by the level of dispensed prescription volumes and branded product mix as well as the deleveraging of operating costs, offset in part by the increased penetration of generic drugs.

The Company noted that repackaging activities under its new outsourcing agreement with the Repackaging Division of Cardinal Health, Inc. continue to ramp up with increases in both the number of drugs and the overall volume of doses repackaged. Furthermore, the implementation of the Omnicare Full Potential Plan remains on track as progressive steps are being taken to move to the Hub-and-Spoke configuration for the Company’s pharmacy operations. When completed, this major initiative is expected to reduce costs, increase efficiency and enhance customer growth.

CRO Business

The Company's CRO business generated revenues of $48.5 million on a GAAP basis for the third quarter of 2007 as compared with the $40.4 million in revenues generated in the same prior-year quarter. Included in the 2007 and 2006 periods were reimbursable out-of-pocket expenses totaling $7.9 million and $5.5 million, respectively. Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $40.6 million for the 2007 third quarter as compared with $34.8 million for the same prior-year period. Adjusted operating profit for the 2007 third quarter totaled $3.8 million versus $1.4 million in the same prior-year period. Backlog at September 30, 2007 was $311 million.

Nine Month Results

Financial results for the nine months ended September 30, 2007, as compared with the same prior-year period, including restructuring and related charges and other special items (which are described below), were as follows:

  Earnings per diluted share were $1.11 versus 93 cents
  Net income was $134.8 million as compared with $113.8 million
  Sales were $4,663.2 million as compared with $4,893.6 million

Results for both the first nine months of 2007 and 2006 include special items (which are described later herein) of $59.8 million pretax and $174.7 million pretax, respectively. Adjusting for these special items, results for the nine months ended September 30, 2007, as compared with the same prior-year period, were as follows:

  Adjusted earnings per diluted share were $1.42 versus $2.00
  Adjusted net income was $171.5 million as compared with $245.0 million
  Adjusted sales were $4,663.2 million as compared with $4,903.9 million

The year-to-date results as presented under Generally Accepted Accounting Principles (GAAP) and as adjusted for special items for 2007 reflect a change to the equity method of accounting for certain pharmacy joint venture operations in which the Company owns less than a 100% interest, which became effective in the third quarter of 2006. The deconsolidation of these operations excluded sales of approximately $84.2 million from the first nine months of 2007 and $22.0 million for 2006, but had no impact on earnings.

Included in the first nine months of 2007 and 2006 results (including the adjusted results) are expenses totaling approximately $4.7 million pretax, or 2 cents per diluted share, and approximately $23.3 million pretax, or 12 cents per diluted share, respectively, for temporary labor as well as administrative and operating costs incurred in connection with the implementation of the Medicare Part D drug benefit. Expenses related to SFAS 123R for year-to-date 2007 and 2006, respectively, were $4.6 million pretax and $6.1 million pretax, respectively, or approximately 2 cents per diluted share and 3 cents per diluted share, respectively.

The year-to-date results for 2007 and 2006 (including the adjusted results) also include the aforementioned impact of the reduced reimbursement from United of approximately

$95.9 million pretax, or 48 cents per diluted share, and $46.5 million pretax, or 24 cents per diluted share, respectively.

EBITDA for the nine months of 2007, including special items, was $423.6 million versus $426.5 million in the comparable prior-year period. Excluding the special items, adjusted EBITDA through the first nine months of 2007 was $483.4 million as compared with $601.2 million for the same period in 2006.

Cash flow from operations through nine months of 2007 reached a record $431.2 million, more than double the 2006 year-to-date operating cash flow of $212.7 million.

Special Items

As noted above, the results for the third quarter of 2007 include certain special items totaling $17.8 million pretax ($10.8 million aftertax, or approximately 9 cents per diluted share). Operating income for the third quarter of 2007 includes a net pretax charge of $5.0 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan. The third quarter of 2007 results also include special litigation charges of $9.2 million pretax associated with litigation-related professional fees in connection with separately disclosed government inquiries and litigation, as well as the Company’s lawsuit against United, and a pretax charge of $3.6 million relating to incremental costs associated with the closure of the Company’s Heartland repackaging operations.

The results for the third quarter of 2006 include certain special items totaling $40.0 million pretax ($24.7 million aftertax, or approximately 20 cents per diluted share). Included in this amount is a charge of $5.1 million pretax for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan. The third quarter of 2006 results also include special litigation charges of $9.9 million pretax relating to litigation-related professional fees in connection with previously disclosed government inquiries and litigation, as well as the Company’s lawsuit against United. Also included in the 2006 quarter is a charge of $25.0 million pretax relating to the write-off of inventory (approximately $18.9 million) and the incremental costs associated with the quality control, product recall and fire damage issues incurred in connection with the closure of the Company’s Heartland repackaging operations.

The first nine months of 2007 includes special items totaling $59.8 million pretax ($36.7 million aftertax, or approximately 30 cents per diluted share), including $20.4 million pretax for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, $25.1 million pretax associated with litigation-related professional fees, and $14.4 million pretax relating to the incremental costs associated with the closure of the Company’s Heartland repackaging operations.

The first nine months of 2006 includes special items totaling $174.7 million pretax ($131.2 million aftertax, or approximately $1.07 per diluted share), including $24.7 million in pretax restructuring and other related costs associated with the NeighborCare integration and other productivity initiatives as well as the implementation of the Omnicare Full Potential Plan; $118.8 million in litigation charges, including the previously announced special litigation charges of $53.8 million pretax relating to the settlement reserve established in connection with inquiries by the federal government and certain states concerning the substitution of three generic drugs by the Company, $54.0 million pretax ($10.3 million and $43.7 million recorded in the net sales and litigation charges lines of the income statement, respectively) for the settlement of an inquiry conducted by the Attorney General’s Office in Michigan related to certain billing issues under the Michigan Medicaid program and $11.0 million pretax for other litigation related professional fees; and $6.1 million pretax associated with retention payments for certain NeighborCare employees as required under the acquisition agreement.

Omnicare Outlook

“Our entire industry continues to navigate through the evolution of the Medicare Drug Benefit – arguably the most significant change in payor systems in the history of the long-term care pharmacy industry. This, coupled with the burgeoning trend toward generic medications, has created substantial complexity for all participants in this new system; the magnitude of the direct impact, as well as the many ripple effects of these major changes, on our visibility and on our business cannot be underestimated. Throughout, we have remained committed to providing seniors the pharmaceutical care they require,” said Gemunder.

“The year 2007 has clearly been challenging as we have moved to resolve prior issues and execute on both short and long-term strategies to adjust to the factors affecting our business. Even as we have executed on these strategies over the past year, we have had to balance the timing of certain initiatives with the achievement of others. As a result, the impact to date of these strategies has been more limited than anticipated on our earnings. Accordingly, we now anticipate fourth quarter earnings (excluding special items) of 45 cents to 50 cents per diluted share, bringing full-year diluted earnings per share (excluding special items) to $1.87 to $1.92. That said, we are raising our operating cash flow guidance (excluding special items) to $460 - $500 million for the full year 2007.

“Longer term, we believe the fundamentals in our business remain sound. Given demographics and the long-term trends we see, coupled with the ongoing implementation of initiatives such as the Omnicare Full Potential Plan, we continue to believe that our strategies are appropriate and that our scale will position us uniquely within our industry to generate longer-term growth.”

Webcast Today

The Company will hold a conference call to discuss third-quarter results today, Wednesday, October 31, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare's Web site at www.omnicare.com by clicking on "Investors" and then on "Conference Calls," and will be accessible by telephone at the following numbers:

Calling from the United States or Canada: 888-634-8522
Calling from other countries: 706-634-6522
Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities and other chronic care settings comprising approximately 1,396,000 beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare’s pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 30 countries worldwide. For more information, visit the company's Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors or to the proportion of the Company’s Part D business covered by specific contracts; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill; market conditions; the outcome of audit, compliance, administrative or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and costs to comply with the Company’s Corporate Integrity Agreements. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information on Omnicare, Inc., visit www.omnicare.com.

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended				Nine months ended
	September 30,				September 30,
	2007		2006		2007		2006

Net sales	$1,536,989	(a)(b)(c)	$1,593,866	(a)(b)(c)	$4,663,211	(a)(b)(c)	$4,893,574	(a)(b)(c)(e)
Cost of sales ("COS")	1,151,327	(a)	1,193,234	(a)	3,492,429	(a)	3,676,136	(a)
Heartland matters - COS	3,320	(d)	22,769	(d)	11,631	(e)	22,769	(e)
Gross profit	382,342	(d)	377,863	(d)	1,159,151	(e)	1,194,669	(e)
Selling, general and administrative
expenses ("S,G&A")	260,045		236,099		772,465		723,192	(e)
Restructuring and other related charges	4,957	(d)	5,119	(d)	20,381	(e)	24,721	(e)
Litigation charges	9,192	(d)	9,886	(d)	25,109	(e)	108,468	(e)
Heartland matters - S,G&A	328	(d)	2,216	(d)	2,720	(e)	2,216	(e)
Operating income	107,820	(c)(d)	124,543	(c)(d)	338,476	(c)(e)	336,072	(c)(e)
Investment income	2,369		3,407		6,392		8,255
Interest expense	(40,925)		(43,368)		(124,691)		(128,849)
Income before income taxes	69,264		84,582		220,177		215,478
Income tax provision	26,667		32,352		85,352		101,638
Net income	$42,597	(c)(d)	$52,230	(c)(d)	$134,825	(c)(e)	$113,840	(c)(e)

Earnings per share ("EPS"):(k)
Basic	$0.36		$0.44		$1.13		$0.96
Diluted	$0.35	(c)(d)	$0.43	(c)(d)	$1.11	(c)(e)	$0.93	(c)(e)

Weighted average number of common
shares outstanding:
Basic	119,466		118,667		119,312		118,376
Diluted	121,229		122,114		121,320		122,904

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (f)
Excluding EITF No. 01-14 and Special Items
(000s)
Unaudited

					Corporate
	Pharmacy		CRO		and		Consolidated
	Services		Services		Consolidating		Totals
Three months ended September 30, 2007:
Adjusted net sales	$1,488,518	(b)(c)	$40,587	(g)	$-		$1,529,105	(b)(c)(g)
Adjusted operating income (expense)	$146,884	(h)	$3,823	(h)	$(25,090	) (h)	$125,617	(h)
Depreciation and amortization	26,525		457		926		27,908
Adjusted earnings before interest, income taxes,
depreciation and amortization ("EBITDA") (i)	$173,409	(h)	$4,280	(h)	$(24,164	) (h)	$153,525	(h)

Three months ended September 30, 2006:
Adjusted net sales	$1,553,515	(b)(c)(h)	$34,817	(g)	$-		$1,588,332	(b)(c)(g)(h)
Adjusted operating income (expense)	$180,101	(h)	$1,371	(h)	$(16,939	) (h)	$164,533	(h)
Depreciation and amortization	28,070		493		776		29,339
Adjusted EBITDA (i)	$208,171	(h)	$1,864	(h)	$(16,163	) (h)	$193,872	(h)

Nine months ended September 30, 2007:
Adjusted net sales	$4,517,079	(b)(c)	$122,803	(g)	$-		$4,639,882	(b)(c)(g)
Adjusted operating income (expense)	$463,124	(h)	$9,527	(h)	$(74,334	) (h)	$398,317	(h)
Depreciation and amortization	81,032		1,411		2,673		85,116
Adjusted EBITDA (i)	$544,156	(h)	$10,938	(h)	$(71,661	) (h)	$483,433	(h)

Nine months ended September 30, 2006:
Adjusted net sales	$4,779,021	(b)(c)(h)	$107,096	(g)	$-		$4,886,117	(b)(c)(g)(h)
Adjusted operating income (expense)	$567,774	(h)	$5,137	(h)	$(62,183	) (h)	$510,728	(h)
Depreciation and amortization	86,712		1,473		2,291		90,476
Adjusted EBITDA (i)	$654,486	(h)	$6,610	(h)	$(59,892	) (h)	$601,204	(h)

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$257,022	$138,034
Restricted cash	13,276	3,777
Accounts receivable, net	1,464,372	1,522,266
Unbilled receivables, CRO	27,710	21,949
Inventories	425,928	449,671
Deferred income tax benefits	94,607	94,231
Other current assets	230,532	194,900
Total current assets	2,513,447	2,424,828
Properties and equipment, net	201,990	200,425
Goodwill	4,318,338	4,225,011
Identifiable intangible assets, net	315,049	319,588
Other noncurrent assets	257,941	228,619
Total noncurrent assets	5,093,318	4,973,643
Total assets	$7,606,765	$7,398,471

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$323,836	$262,918
Accrued employee compensation	44,557	33,864
Deferred revenue, CRO	17,752	26,434
Current debt	3,619	5,371
Other current liabilities and income taxes payable	283,333	223,814
Total current liabilities	673,097	552,401
Long-term debt, notes and convertible debentures	2,812,215	2,955,120
Deferred income tax liabilities	437,288	384,989
Other noncurrent liabilities	371,026	342,510
Total noncurrent liabilities	3,620,529	3,682,619
Total liabilities	4,293,626	4,235,020
Stockholders' equity	3,313,139	3,163,451
Total liabilities and stockholders' equity	$7,606,765	$7,398,471

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

	Three months ended	Nine months ended
	September 30, 2007	September 30, 2007
Cash flows from operating activities:
Net income	$42,597	$134,825
Adjustments to reconcile net income to net cash
flows from operating activities:
Depreciation	13,294	41,374
Amortization	14,614	43,742
Provision for doubtful accounts	30,362	89,165
Deferred tax provision	15,069	50,493
Changes in assets and liabilities, net of effects
from acquisition of businesses	79,376	71,640
Net cash flows from operating activities	195,312	431,239

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(36,680)	(105,979)
Capital expenditures	(14,179)	(33,104)
Transfer of cash to trusts for employee health and
severance costs, net of payments out of the trust	78	(10,423)
Other	(78)	(184)
Net cash flows from investing activities	(50,859)	(149,690)

Cash flows from financing activities:
Proceeds from line of credit facilities, term A loan and long-term
borrowings and obligations	4,000	78,000
Payments on line of credit facilities, term A loan and long-term
borrowings and obligations	(55,042)	(232,673)
Change in cash overdraft balance	14,308	2,664
Proceeds from / (payments) for stock awards and exercise of stock
options and warrants, net of stock tendered in payment	64	(8,068)
Excess tax benefits from stock-based compensation	10	4,089
Dividends paid	(2,744)	(8,226)
Net cash flows from financing activities	(39,404)	(164,214)

Effect of exchange rate changes on cash	711	1,653

Net increase in cash and cash equivalents	105,760	118,988
Cash and cash equivalents at beginning
of period	151,262	138,034
Cash and cash equivalents at
end of period	$257,022	$257,022

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (f)
(000s, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006

Adjusted net sales:
Net sales (a)(b)(c)	$1,536,989	$1,593,866	$4,663,211	$4,893,574
Special items (h)	-	-	-	10,350
Adjusted net sales, including EITF No. 01-14 (a)(b)(c)(h)	1,536,989	1,593,866	4,663,211	4,903,924
Reimbursable out-of-pockets (a)	(7,884)	(5,534)	(23,329)	(17,807)
Adjusted net sales, excluding EITF No. 01-14 (b)(c)(g)(h)	$1,529,105	$1,588,332	$4,639,882	$4,886,117

Adjusted operating income (earnings
before interest and income taxes, "EBIT"):
EBIT	$107,820	$124,543	$338,476	$336,072
Special items (h)	17,797	39,990	59,841	174,656
Adjusted EBIT (h)	$125,617	$164,533	$398,317	$510,728

Adjusted income before income taxes:
Income before income taxes	$69,264	$84,582	$220,177	$215,478
Special items (h)	17,797	39,990	59,841	174,656
Adjusted income before income taxes (h)	$87,061	$124,572	$280,018	$390,134

Adjusted net income:
Net income	$42,597	$52,230	$134,825	$113,840
Special items, net of taxes (h)	10,797	24,694	36,700	131,207
Adjusted net income (h)	$53,394	$76,924	$171,525	$245,047

Adjusted earnings per share ("EPS"):(k)
Basic EPS	$0.36	$0.44	$1.13	$0.96
Special items, net of taxes (h)	0.09	0.21	0.31	1.11
Adjusted basic EPS (h)	$0.45	$0.65	$1.44	$2.07
Diluted EPS	$0.35	$0.43	$1.11	$0.93
Special items, net of taxes (h)	0.09	0.20	0.30	1.07
Adjusted diluted EPS (h)	$0.44	$0.63	$1.42	$2.00

Adjusted earnings before interest, income taxes,
depreciation and amortization ("EBITDA"): (i)
EBIT	$107,820	$124,543	$338,476	$336,072
Depreciation and amortization	27,908	29,339	85,116	90,476
EBITDA (i)	135,728	153,882	423,592	426,548
Special items (h)	17,797	39,990	59,841	174,656
Adjusted EBITDA (h)(i)	$153,525	$193,872	$483,433	$601,204

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (f)
(000s)
Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006

Net cash flows from operating activities:
EBITDA (i)	$135,728	$153,882	$423,592	$426,548
Subtract:
Interest expense, net of investment income	(38,556)	(39,961)	(118,299)	(120,594)
Income tax provision	(26,667)	(32,352)	(85,352)	(101,638)
Changes in assets and liabilities, net of effects from
acquisition of businesses	79,376	(20,679)	71,640	(67,445)
Add:
Provision for doubtful accounts	30,362	19,339	89,165	54,499
Deferred tax provision	15,069	4,461	50,493	21,377
Net cash flows from operating activities	$195,312	$84,690	$431,239	$212,747

Free cash flow: (j)
Net cash flows from operating activities	$195,312	$84,690	$431,239	$212,747
Capital expenditures	(14,179)	(8,335)	(33,104)	(22,900)
Dividends	(2,744)	(2,737)	(8,226)	(8,198)
Free cash flow (j)	$178,389	$73,618	$389,909	$181,649

Segment Reconciliations - Pharmacy Services:
Adjusted net sales - Pharmacy Services:
Net sales (b)(c)	$1,488,518	$1,553,515	$4,517,079	$4,768,671
Special items (h)	-	-	-	10,350
Adjusted net sales - Pharmacy Services (b)(c)(h)	$1,488,518	$1,553,515	$4,517,079	$4,779,021
Adjusted EBIT - Pharmacy Services:
EBIT	$129,655	$140,894	$409,519	$398,625
Special items (h)	17,229	39,207	53,605	169,149
Adjusted EBIT - Pharmacy Services (h)	$146,884	$180,101	$463,124	$567,774
Adjusted EBITDA - Pharmacy Services: (i)
EBITDA (i)	$156,180	$168,964	$490,551	$485,337
Special items (h)	17,229	39,207	53,605	169,149
Adjusted EBITDA - Pharmacy Services (h)(i)	$173,409	$208,171	$544,156	$654,486

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (f)
(000s)
Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006

Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(25,517)	$(17,722)	$(78,359)	$(66,388)
Special items (h)	427	783	4,025	4,205
Adjusted EBIT - Corporate and Consolidating (h)	$(25,090)	$(16,939)	$(74,334)	$(62,183)

Adjusted EBITDA - Corporate and Consolidating: (i)
EBITDA (i)	$(24,591)	$(16,946)	$(75,686)	$(64,097)
Special items (h)	427	783	4,025	4,205
Adjusted EBITDA - Corporate and Consolidating (h)(i)	$(24,164)	$(16,163)	$(71,661)	$(59,892)

Segment Reconciliations - CRO Services:
Adjusted net sales - CRO Services:
Net sales (a)	$48,471	$40,351	$146,132	$124,903
Reimbursable out-of-pockets (a)	(7,884)	(5,534)	(23,329)	(17,807)
Adjusted net sales - CRO Services (g)	$40,587	$34,817	$122,803	$107,096
Adjusted EBIT - CRO Services:
EBIT	$3,682	$1,371	$7,316	$3,835
Special items (h)	141	-	2,211	1,302
Adjusted EBIT - CRO Services (h)	$3,823	$1,371	$9,527	$5,137
Adjusted EBITDA - CRO Services: (i)
EBITDA (i)	$4,139	$1,864	$8,727	$5,308
Special items (h)	141	-	2,211	1,302
Adjusted EBITDA - CRO Services (h)(i)	$4,280	$1,864	$10,938	$6,610

DEFINITIONS:

GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles ("GAAP").
Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(a)

In accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF No. 01-14”), Omnicare, Inc. (“Omnicare” or the “Company”) has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as net sales and cost of sales. The respective amounts are disclosed at the “Segment Reconciliations – CRO Services” section of the Financial Information. EITF No. 01-14 relates solely to the Company’s contract research services business.

(b)

Both the results as presented in accordance with GAAP and as adjusted for special items for the three and nine months ended September 30, 2007 and 2006 reflect a change, effective in the third quarter of 2006 and thereafter, to the equity method of accounting for certain pharmacy joint venture operations in which the Company owns less than 100%. Accordingly, the deconsolidation of these operations reduced reported sales by approximately $28.2 million and $84.2 million for the three and nine months ended September 30, 2007, respectively, and reduced reported sales by approximately $22 million for the three and nine months ended September 30, 2006, but had no impact on earnings.

(c)

Operating income for the three months ended September 30, 2007 and 2006 includes estimated expenses of approximately $0.7 million and $6.0 million before taxes (approximately $0.5 million and $3.7 million after taxes, or approximately $0.00 and $0.03 per diluted share), respectively, comprising temporary labor, administrative and operating costs incurred in connection with the implementation of the new Medicare Drug Benefit, which went into effect on January 1, 2006. The impact of these expenses on the nine months ended September 30, 2007 and 2006 was approximately $4.7 million and $23.3 million before taxes (approximately $2.9 million and $14.7 million after taxes, or approximately $0.02 and $0.12 per diluted share), respectively. Operating income was also impacted by the unilateral reduction by UnitedHealth Group and its Affiliates (“United”) in the reimbursement rates paid by United to Omnicare under its pharmacy network contract for services rendered by Omnicare to beneficiaries of United’s drug benefit plans under the Medicare Part D program. The impact of United’s action was to reduce sales and operating profit for the three months ended September 30, 2007 and 2006 by approximately $33.0 million and $24.5 million before taxes (approximately $20.0 million and $15.1 million after taxes, or approximately $0.17 and $0.12 per diluted share), respectively. The impact of United’s action for the nine months ended September 30, 2007 and 2006 was to reduce sales and operating profit by approximately $95.9 million and $46.5 million before taxes (approximately $58.7 million and $28.9 million after taxes, or approximately $0.48 and $0.24 per diluted share), respectively. This matter is currently the subject of litigation initiated by Omnicare in federal court.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(d)	The three months ended September 30, 2007 and 2006 include the following special items:

(i)

For the three months ended September 30, 2007 and 2006, operating income includes restructuring and other related charges of $4,957 and $5,119 before taxes ($3,007 and $3,161 after taxes, or $0.02 and $0.03 per diluted share), respectively. Approximately $4,957 and $4,212 of the pretax charge for the three months ended September 30, 2007 and 2006 ($3,007 and $2,601 after taxes, or $0.02 and $0.02 per diluted share), respectively, relates to the implementation of the “Omnicare Full Potential” Plan, a major initiative designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth. Approximately $907 of the pretax charge for the three months ended September 30, 2006 ($560 after taxes, or $0.005 per diluted share), respectively, relates to the Company’s previously disclosed consolidation and productivity initiatives related, in part, to the integration of the NeighborCare, Inc. (“NeighborCare”) acquisition and other related activities (“2005 Program”).

(ii)

The three months ended September 30, 2007 and 2006 also include special litigation charges of $9,192 and $9,886 before taxes ($5,577 and $6,105 after taxes, or $0.05 and $0.05 per diluted share), respectively. The $9,192 pretax charge for the three months ended September 30, 2007 relates to litigation-related professional expenses in connection with the administrative subpoenas from the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the Company’s lawsuit against United, the inquiry conducted by the Attorney General’s office in Michigan relating to certain billing issues under the Michigan Medicaid program, the investigation by the federal government and certain states relating to drug substitutions, and the Company’s response to subpoenas it received relating to other legal proceedings to which the Company is not a party. The $9,886 pretax charge for the three months ended September 30, 2006 relates to litigation-related professional expenses in connection with the administrative subpoenas from the United States Attorney’s Office, District of Massachussetts, the purported class and derivative actions, the Company’s lawsuit against United, and the investigation by the federal government and certain states relating to drug substitutions.

(iii)

For the three months ended September 30, 2007, operating income includes a special charge of $3,648 before taxes ($3,320 and $328 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($2,213 after taxes, or $0.02 per diluted share) for costs associated with the previously disclosed Heartland Repack Services quality control, product recall and fire issues (“Heartland Matters”). For the three months ended September 30, 2006, operating income includes a special charge of $24,985 before taxes ($22,769 and $2,216 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($15,428 after taxes, or $0.13 per diluted share) for costs associated with the Heartland Matters.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(e)	The nine months ended September 30, 2007 and 2006 include the following special items:

(i)

For the nine months ended September 30, 2007 and 2006, operating income includes restructuring and other related charges of $20,381 and $24,721 before taxes ($12,515 and $15,544 after taxes, or $0.10 and $0.13 per diluted share), respectively. Approximately $21,960 and $12,625 of the pretax charge for the nine months ended September 30, 2007 and 2006 ($13,484 and $7,874 after taxes, or $0.11 and $0.06 per diluted share), respectively, relates to the implementation of the “Omnicare Full Potential” Plan. Approximately ($1,579) and $12,096 of the pretax charge for the nine months ended September 30, 2007 and 2006 (($970) and $7,670 after taxes, or ($0.01) and $0.06 per diluted share), respectively, relates to the 2005 Program.

(ii)

The nine months ended September 30, 2007 and 2006 also include special litigation charges of $25,109 and $118,818 before taxes ($15,378 and $96,317 after taxes, or $0.13 and $0.78 per diluted share), respectively. Of the charges, $25,109 and $11,008 pretax ($15,378 and $6,812 after taxes, or $0.13 and $0.06 per diluted share) for the nine months ended September 30, 2007 and 2006, respectively, relate to litigation-related professional expenses in connection with the administrative subpoenas from the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the Company’s lawsuit against United, the inquiry conducted by the Attorney General’s office in Michigan relating to certain billing issues under the Michigan Medicaid program, the investigation by the federal government and certain states relating to drug substitutions, and, in 2007, the Company’s response to subpoenas it received relating to other legal proceedings to which the Company is not a party. The litigation charges for the nine months ended September 30, 2006 also consist of $53,805 pretax ($42,831 after taxes, or $0.35 per diluted share) relating to the establishment of a settlement reserve in connection with the inquiry by the federal government and certain states concerning the substitution of three generic pharmaceuticals by the Company, and $54,005 pretax ($10,350 and $43,655 was recorded in the net sales and litigation charges lines of the income statement, respectively) ($46,674 after taxes, or $0.38 per diluted share) for the establishment of a reserve relating to an inquiry conducted by the Attorney General’s Office in Michigan relating to certain billing issues under the Michigan Medicaid program.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(iii)

For the nine months ended September 30, 2007, operating income includes a special charge of $14,351 before taxes ($11,631 and $2,720 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($8,807 after taxes, or $0.07 per diluted share) for costs associated with the previously disclosed Heartland Matters. For the nine months ended September 30, 2006, operating income includes a special charge of $24,985 before taxes ($22,769 and $2,216 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($15,428 after taxes, or $0.13 per diluted share) for costs associated with the Heartland Matters.

(iv)

For the nine months ended September 30, 2006, operating income includes a $6,132 pretax ($3,918 after tax, or $0.03 per diluted share) special charge associated with retention payments for certain NeighborCare employees as required under the acquisition agreement.

(f)

Omnicare believes that investors' understanding of Omnicare's performance is enhanced by the Company's disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the Company's performance through focusing on the results generated by the Company's ongoing core operations, which is also the primary purpose that Omnicare management uses the adjusted non-GAAP financial results. Omnicare's method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(g)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to EITF No. 01-14, as previously discussed in footnote (a) above.

(h)

The noted presentation for the three and nine months ended September 30, 2007 and 2006 excludes the special items discussed in footnotes (d) and (e) above. Management believes these special items are not related to Omnicare’s ordinary course of business, as previously discussed in footnote (f) above.

(i)

EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare uses EDITDA primarily as a financial measure, and believes certain investors find EBITDA to be a useful tool for measuring a company's ability to service its debt. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare's calculation of EBITDA may differ from the calculation of EBITDA by others.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(j)

Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare's calculation of free cash flow may differ from the calculation of free cash flow by others.

(k)

EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented. Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.